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                                                                     Exhibit 5.1


May 4, 2001


Three Rivers Bancorp, Inc.
2681 Mosside Boulevard
Monroeville, PA 15146

Ladies and Gentlemen:

         We have acted as counsel to Three Rivers Bancorp, Inc., a Pennsylvania corporation (the "Company"), in connection with the Registration Statement on Form S-4 (File No. 333-57318) filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on March 20, 2001, as amended on the date hereof (the "Registration Statement"), with respect to an aggregate of up to 2,233,997 shares (the "Shares") of the Company's common stock, par value $.01 per share, that may be issued by the Company pursuant to that certain Agreement and Plan of Reorganization dated as of January 31, 2001 (the "Merger Agreement") among the Company, Three Rivers Bank and Trust Company and the Pennsylvania Capital Bank.

         We have examined the Registration Statement and the Merger Agreement and have reviewed the Company's Certificate of Incorporation and By-Laws. We have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies.

         On the basis of the foregoing, we are of the opinion that, when issued in accordance with the terms and conditions of the Merger Agreement, the Shares will have been validly issued and will be fully paid and non-assessable.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Prospectus forming a part thereof.

                                             Yours truly,



                                             /s/ Kirkpatrick & Lockhart LLP